NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

Financial Institutions, Inc. Earns $14.4 Million in 2009;
A Strong $5.4 Million Fourth Quarter

WARSAW, N.Y., January 28, 2010 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the fourth quarter and year ended December 31, 2009. For the fourth quarter of 2009, the Company’s net income was $5.4 million or $0.42 per diluted share, compared with net income of $3.4 million or $0.23 per diluted share for the third quarter of 2009 and a net loss of $3.1 million or ($0.33) per diluted share for the fourth quarter of 2008. For the twelve months of 2009, net income was $14.4 million or $0.99 per diluted share, compared with a loss of $26.2 million or ($2.54) per diluted share for the twelve months of 2008.

Highlights:

•	Net interest income for the fourth quarter of 2009 was $19.2 million, an increase of $1.9 million or 11% over the fourth quarter of 2008. For 2009, net interest income was $72.3 million, an increase of $6.9 million or 11% over 2008. The year-over-year increase is reflective of lower deposit costs as well as a solid 13% growth in the loan portfolio.

•	Net interest margin increased 11 basis points to 4.04% for the twelve months of 2009 in comparison to the same period a year ago.

•	Maintained our “well capitalized” regulatory capital position, increasing our total risk-based capital ratio to 13.21% and achieving a leverage capital ratio of 7.96% at December 31, 2009, far exceeding regulatory minimums.

•	Total deposits were $1.743 billion at December 31, 2009, an increase of $109.7 million or 7% from December 31, 2008, the majority of which was attributable to an increase in core deposits.

•	Total loans were $1.264 billion at December 31, 2009, an increase of $142.9 million or 13% from December 31, 2008, with increases in commercial, consumer and indirect loan categories.

•	As of December 31, 2009, non-performing loans were $8.7 million compared to $8.2 million in the previous year, representing only 0.69% of total loans compared to 0.73% the previous year.

•	Provision for loan losses and net charge-offs for the fourth quarter of 2009 were each $1.1 million. Provision for loan losses of $7.7 million for 2009 exceeded net charge-offs of $5.7 million resulting in a $2.0 million increase in the allowance for loan losses to $20.7 million or 1.64% of total loans.

•	2009 results include FDIC assessments totaling $3.7 million, a $3.0 million increase from 2008 due to higher premiums mandated by the FDIC to replenish deposit insurance reserves.

“Our community banking model has continued to gain momentum this year. Our balance sheet has shown solid year over year growth in deposits and loans. We have maintained our disciplined underwriting standards, as demonstrated in our measures of asset quality,” said Peter G. Humphrey, President and Chief Executive Officer of the Company. “In 2009, we restructured our investment portfolio with a focus on reducing credit risk and improving capital. Through a series of security sales and write-downs, we have significantly reduced our “at-risk” positions with impairment exposure. Our commitment to quality is demonstrated not just in our measures of asset quality or the solutions we provide our customers, but also in the way we treat our customers. At Five Star, we continually strive to make banking easier and more enjoyable for our customers by offering a broad spectrum of products and services, delivered through an experienced and knowledgeable workforce.”

Net Interest Income

Net interest income for the fourth quarter of 2009 was $19.2 million, an increase of $1.9 million or 11% over the fourth quarter of 2008. For the year, net interest income was $72.3 million, an increase of $6.9 million or 11% over 2008. Net interest margin was 4.06% for the fourth quarter of 2009, a decrease of 1 basis point from the fourth quarter of 2008. For the year ended December 31, 2009, net interest margin was 4.04%, an increase of 11 basis points from last year. An improved mix of earning assets, primarily driven by growth in the loan portfolio, coupled with a significant decline in funding costs were the primary factors driving the performance of net interest income and margin.

Noninterest Income (Loss)

Noninterest income for the quarter and year ended December 31, 2009 was $5.2 million and $18.8 million, respectively, compared with noninterest losses of $25.1 million and $48.8 million for respective period in 2008. Other-than-temporary impairment charges (“OTTI”) on investment securities included in noninterest income amounted to $565 thousand during the fourth quarter of 2009. The fourth quarter charge brought total OTTI to $4.7 million for the year, down substantially from the $68.2 million charged to earnings during 2008. Absent the OTTI charges and net gains from security sales, noninterest income increased 11% and 5% for the quarterly and annual periods ended December 31, 2009, respectively, from the same periods in 2008.

Noninterest Expense

Noninterest expense for the fourth quarter of 2009 was $15.1 million, a decrease of $277 thousand from the fourth quarter of 2008. For the year, 2009 noninterest expense was $62.8 million, an increase of $5.3 million over 2008. The most significant cause for the increase was higher FDIC assessments, which included a $923 thousand special assessment incurred during the second quarter of 2009, coupled with increases in FDIC deposit insurance coverage and premiums mandated by the FDIC to replenish deposit insurance reserves. Noninterest expense for 2009 also reflects higher incentive compensation and pension benefit costs, increases in occupancy and equipment costs associated with the opening of two new branches in the suburban Rochester area during the latter part of 2008, and an increase in professional services expense.

Balance Sheet

Total assets at December 31, 2009 were $2.062 billion, up $145.5 million from $1.917 billion at December 31, 2008. Total loans were $1.264 billion and represented 61% of total assets at December 31, 2009, compared to $1.121 billion and 58% of total assets at December 31, 2008. Total deposits increased $109.7 million to $1.743 billion at December 31, 2009, versus $1.633 billion at December 31, 2008. The majority of the increase in deposits was attributable to an increase in core deposits. Total investment securities were $620.1 million at December 31, 2009, up $14.1 million from $606.0 million at December 31, 2008.

Asset Quality and Capital Ratios

Net charge-offs decreased by $128 thousand from the fourth quarter of 2008 to $1.1 million, or 0.35% of average loans. For the year ended December 31, 2009 net charge-offs increased in comparison to last year by $2.4 million to $5.7 million, or 0.47% of average loans, primarily due to charge-offs totaling $1.8 million for one commercial loan relationship during the second and third quarters. The provision for loan losses was $1.1 million for the quarter, compared with $2.6 million in the same quarter a year ago. For the year ended December 31, 2009 the provision for loan losses totaled $7.7 million, compared with $6.6 million in the same period last year. At December 31, 2009, non-performing loans totaled $8.7 million, or 0.69% of total loans, an increase of $2.9 million from the third quarter. Included in non-performing loans at December 31, 2009 is one commercial relationship totaling $1.9 million which is past due in excess of 90 days but continues to accrue interest. The Company received a payment of principal and interest of approximately $1.7 million during January 2010 and expects to receive the remaining principal and interest before the end of the first quarter of 2010. At December 31, 2009 non-performing assets totaled $10.4 million, which included $1.0 million in non-performing investment securities on which interest payments are no longer being accrued and any payments received are being applied to principal.

At December 31, 2009, all of the Company’s regulatory capital ratios exceeded the guidelines required to be considered a “well capitalized” institution as established by the Company’s primary banking regulators. Well capitalized levels are considered to be at least 5.00% for the leverage ratio and 10.00% for the total risk-based capital ratio. At December 31, 2009, the Company’s leverage ratio was 7.96% and the total risk-based capital ratio was 13.21%.

About Financial Institutions, Inc.

With approximately $2.0 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally, The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009				2008
	December 31,	September 30,	June 30,	March 31,	December 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$42,874	48,721	41,405	48,073	34,528
Federal funds sold and interest-bearing deposits	85	11,385	39,910	74,616	20,659

Total cash and cash equivalents	42,959	60,106	81,315	122,689	55,187
Investment securities:
Available for sale	580,501	625,744	498,561	553,710	547,506
Held-to-maturity	39,573	45,056	47,465	60,675	58,532

Total investment securities	620,074	670,800	546,026	614,385	606,038
Loans held for sale	421	1,032	3,005	2,290	1,013
Loans:
Commercial	186,386	197,404	198,608	174,505	158,543
Commercial real estate	308,873	296,648	282,048	266,176	262,234
Agriculture	41,872	42,545	42,997	42,524	44,706
Residential real estate	144,215	147,447	149,926	170,834	177,683
Consumer indirect	352,611	345,448	319,735	283,465	255,054
Consumer direct and home equity	230,049	229,870	225,258	220,440	222,859

Total loans	1,264,006	1,259,362	1,218,572	1,157,944	1,121,079
Allowance for loan losses	20,741	20,782	20,614	19,657	18,749

Total loans, net	1,243,265	1,238,580	1,197,958	1,138,287	1,102,330
Total interest-earning assets (1) (2)	1,881,887	1,934,786	1,802,489	1,843,522	1,743,141
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,062,389	2,138,205	1,996,724	2,030,429	1,916,919
Deposits:
Noninterest-bearing demand	324,303	298,972	292,825	279,284	292,586
Interest-bearing demand	363,698	383,982	357,443	392,353	344,616
Savings and money market	368,603	402,042	366,373	396,644	348,594
Certificates of deposit	686,351	712,182	683,619	668,999	647,467

Total deposits	1,742,955	1,797,178	1,700,260	1,737,280	1,633,263
Borrowings	106,390	120,113	79,977	78,761	70,820
Total interest-bearing liabilities	1,525,042	1,618,319	1,487,412	1,536,757	1,411,497
Shareholders’ equity	198,294	195,935	192,455	191,676	190,300
Common shareholders’ equity (3)	144,876	142,605	139,213	138,519	137,226
Tangible common shareholders’ equity (4)	107,507	105,176	101,712	100,946	99,577
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$1,655	4,778	3,081	3,503	3,463
Common shares outstanding	10,820	10,818	10,821	10,805	10,798
Treasury shares	528	530	527	543	550
CAPITAL RATIOS
Leverage ratio	7.96%	7.89	7.84	7.96	8.05
Tier 1 risk-based capital	11.95%	10.73	10.69	11.23	11.83
Total risk based capital	13.21%	11.98	11.94	12.49	13.08
Common equity to assets	7.02%	6.67	6.97	6.82	7.16
Tangible common equity to tangible assets (4)	5.31%	5.01	5.19	5.07	5.30
Common book value per share	$13.39	13.18	12.86	12.82	12.71
Tangible common book value per share (4)	$9.94	9.72	9.40	9.34	9.22

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2009				2008
	December 31,		Fourth	Third	Second	First	Fourth
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$94,482	98,948	24,390	23,697	23,302	23,093	24,582
Interest expense	22,217	33,617	5,175	5,619	5,657	5,766	7,269

Net interest income	72,265	65,331	19,215	18,078	17,645	17,327	17,313
Provision for loan losses	7,702	6,551	1,088	2,620	2,088	1,906	2,586

Net interest income after provision
for loan losses	64,563	58,780	18,127	15,458	15,557	15,421	14,727

Noninterest income (loss):
Service charges on deposits	10,065	10,497	2,585	2,643	2,517	2,320	2,685
ATM and debit card	3,610	3,313	971	920	908	811	853
Loan servicing	1,308	664	277	304	470	257	134
Company owned life insurance	1,096	563	290	271	275	260	294
Broker-dealer fees and commissions	1,022	1,458	281	238	234	269	235
Net gain on sale of loans held for sale	699	339	154	129	246	170	35
Net gain on investment securities	3,429	288	501	1,721	1,153	54	56
Impairment charge on investment securities	(4,666)	(68,215)	(565)	(2,318)	(1,733)	(50)	(29,870)
Net gain on sale of other assets	180	305	3	19	—	158	51
Other	2,052	2,010	686	479	445	442	421

Total noninterest income (loss)	18,795	(48,778)	5,183	4,406	4,515	4,691	(25,106)

Noninterest expense:
Salaries and employee benefits	33,634	31,437	8,213	8,253	8,437	8,731	7,811
Occupancy and equipment	11,062	10,502	2,773	2,730	2,683	2,876	2,713
FDIC assessments	3,651	674	625	753	1,593	680	305
Professional services	2,524	2,141	552	532	591	849	637
Computer and data processing	2,340	2,433	583	578	562	617	669
Supplies and postage	1,846	1,800	432	473	476	465	447
Advertising and promotions	949	1,453	299	227	249	174	548
Other	6,771	7,021	1,640	1,596	1,849	1,686	2,264

Total noninterest expense	62,777	57,461	15,117	15,142	16,440	16,078	15,394

Income (loss) before income taxes	20,581	(47,459)	8,193	4,722	3,632	4,034	(25,773)
Income tax expense (benefit)	6,140	(21,301)	2,756	1,313	1,004	1,067	(22,631)

Net income (loss)	$14,441	(26,158)	5,437	3,409	2,628	2,967	(3,142)

Preferred stock dividends	3,697	1,538	927	927	925	918	426
Net income (loss) applicable to
common shareholders	$10,744	(27,696)	4,510	2,482	1,703	2,049	(3,568)

STOCK AND RELATED PER SHARE DATA
Net income (loss) per share – basic	$0.99	(2.54)	0.42	0.23	0.16	0.19	(0.33)
Net income (loss) per share – diluted	$0.99	(2.54)	0.42	0.23	0.16	0.19	(0.33)
Cash dividends declared on common stock	$0.40	0.54	0.10	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	40.40%	NA	23.81	43.48	62.50	52.63	NA
Dividend yield (annualized)	3.40%	3.76	3.37	3.98	2.94	5.32	2.77
Stock price (Nasdaq: FISI):
High	$15.99	22.50	12.25	15.00	15.99	14.95	20.27
Low	$3.27	10.06	9.71	9.90	6.98	3.27	10.06
Close	$11.78	14.35	11.78	9.97	13.66	7.62	14.35

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2009				2008
	December 31,		Fourth	Third	Second	First	Fourth
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-bearing deposits	$37,214	26,568	16,457	39,945	49,105	43,618	17,089
Investment securities (1)	609,606	721,551	657,299	585,830	593,740	601,199	666,917
Loans (2):
Commercial	184,269	147,015	192,442	194,803	183,733	165,688	155,814
Commercial real estate	284,603	250,387	305,287	288,658	275,275	268,749	255,882
Agriculture	42,126	45,035	40,210	43,250	42,368	42,690	44,299
Residential real estate	159,156	171,262	145,776	148,325	168,300	174,659	175,200
Consumer indirect	313,239	185,197	349,231	334,123	301,112	267,360	244,891
Consumer direct and home equity	224,720	224,343	229,270	226,355	222,122	221,024	222,235

Total loans	1,208,113	1,023,239	1,262,216	1,235,514	1,192,910	1,140,170	1,098,321
Total interest-earning assets	1,856,832	1,772,179	1,937,049	1,862,779	1,838,320	1,787,470	1,782,938
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,033,916	1,905,345	2,117,775	2,040,030	2,012,337	1,963,764	1,924,174
Interest-bearing liabilities:
Interest-bearing demand	365,873	347,702	374,787	361,147	366,985	360,470	360,970
Savings and money market	383,697	369,926	400,966	369,562	392,355	371,738	373,034
Certificates of deposit	685,259	617,381	697,292	699,011	676,221	668,041	629,111
Borrowings	90,005	91,715	114,721	94,642	78,763	71,363	105,164

Total interest-bearing liabilities	1,524,834	1,426,724	1,587,766	1,524,362	1,514,324	1,471,612	1,468,279
Noninterest-bearing demand deposits	293,852	280,467	308,491	298,723	286,155	281,690	284,643
Total deposits	1,728,681	1,615,476	1,781,536	1,728,443	1,721,716	1,681,939	1,647,758
Total liabilities	1,839,576	1,722,440	1,919,352	1,845,010	1,819,891	1,772,377	1,766,239
Shareholders’ equity	194,340	182,905	198,423	195,020	192,446	191,387	157,935
Common equity (3)	141,102	164,454	145,055	141,741	139,253	138,281	136,887
Tangible common equity (4)	$103,593	126,643	107,654	104,269	101,709	100,660	99,191
Common shares outstanding:
Basic	10,730	10,818	10,742	10,738	10,723	10,716	10,717
Diluted	10,769	10,818	10,785	10,779	10,765	10,747	10,717
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-bearing deposits	0.22%	2.33	0.22	0.20	0.21	0.25	1.09
Investment securities	4.00%	4.84	3.55	3.79	4.16	4.54	4.72
Loans	6.01%	6.61	6.00	6.01	5.99	6.04	6.35
Total interest-earning assets	5.23%	5.83	5.12	5.19	5.24	5.39	5.69
Interest-bearing demand	0.21%	0.93	0.20	0.19	0.20	0.25	0.69
Savings and money market	0.28%	1.02	0.30	0.29	0.27	0.27	0.68
Certificates of deposit	2.51%	3.62	2.20	2.49	2.63	2.76	3.09
Borrowings	3.47%	4.65	2.84	3.35	3.91	4.21	4.23
Total interest-bearing liabilities	1.46%	2.36	1.29	1.46	1.50	1.59	1.97
Net interest rate spread	3.77%	3.47	3.83	3.73	3.74	3.80	3.72
Net interest rate margin	4.04%	3.93	4.06	3.99	4.01	4.09	4.07
Net income (loss) (annualized returns on):
Average assets	0.71%	(1.37)	1.02	0.66	0.52	0.61	(0.65)
Average equity	7.43%	(14.30)	10.87	6.93	5.48	6.29	(7.91)
Average common equity (6)	7.61%	(16.84)	12.33	6.95	4.91	6.01	(10.37)
Average tangible common equity (7)	10.37%	(21.87)	16.62	9.45	6.72	8.25	(14.31)
Efficiency ratio (8)	65.52%	64.07	59.93	63.43	69.49	69.72	66.65

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2009				2008
	December 31,		Fourth	Third	Second	First	Fourth
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$6,822	8,189	6,822	5,816	9,496	8,826	8,189
Accruing loans past due 90 days or more	1,859	7	1,859	1	2	301	7

Total non-performing loans	8,681	8,196	8,681	5,817	9,498	9,127	8,196
Foreclosed assets	746	1,007	746	696	1,046	877	1,007
Non-performing investment securities	1,015	49	1,015	1,431	3,175	3,396	49

Total non-performing assets	$10,442	9,252	10,442	7,944	13,719	13,400	9,252

Net loan charge-offs	$5,710	3,323	1,129	2,452	1,131	998	1,257
Net charge-offs to average loans (annualized)	0.47%	0.32	0.35	0.79	0.38	0.35	0.46
Total non-performing loans to total loans	0.69%	0.73	0.69	0.46	0.78	0.79	0.73
Total non-performing assets to total assets	0.51%	0.48	0.51	0.37	0.69	0.66	0.48
Allowance for loan losses to total loans	1.64%	1.67	1.64	1.65	1.69	1.70	1.67
Allowance for loan losses to
non-performing loans	239%	229	239	357	217	215	229

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.
(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.